UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

Polomar Health Services, Inc.

(Name of registrant in its charter)

Nevada	000-56555	86-1006313
(State or jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

10940 Wilshire Boulevard, Suite 1500

Los Angeles, CA 90024

(Address of principal executive offices)

212-245-3413

(Registrant’s telephone number)

Trustfeed Corp.

10940 Wilshire Boulevard, Suite 705

Los Angeles, CA 90024

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2024, Polomar Health Services, Inc., f/k/a Trustfeed Corp. (the “Company”), filed Amended and Restated Articles of Incorporation (the “Articles”) with the Secretary of State of the State of Nevada to effect the following actions:

1. To change the name of the Company from Trustfeed Corp. to Polomar Health Services, Inc.;

2. To increase the Company’s authorized shares of “blank check” preferred stock to 5,000,000; and

3. To effect a reverse stock split with a ratio of 1-for-10.

The foregoing description of the Articles are not complete and are subject to, and qualified in its entirety by, the full text of the Articles, which are attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Incorporation, dated October 10, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLOMAR HEALTH SERVICES, INC.

Date: October 17, 2024	By:	/s/ Terrence M. Tierney
	Name:	Terrence M. Tierney
	Title:	President and Chief Financial Officer